REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and
Board of Directors
Be Active Brands, Inc.

We have audited the accompanying balance sheet of Be Active Brands, Inc. as of December 31, 2012 and the related statements of operations, changes in stockholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, based on our audit the financial statements referred to above present fairly, in all material respects, the financial position of Be Active Brands, Inc. as of December 31, 2012 and the results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations, stockholders' deficiency, and inability to generate sufficient cash flow to meet its obligations and sustain its operations raise substantial doubt about the Company's ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2 to the financial statements. The financial statements do not include any adjustments to that might result from the outcome of this uncertainty.

/s/ CORNICK, GARBER & SANDLER, LLP
CORNICK, GARBER & SANDLER, LLP

May 20 , 2013
New York, New York

To the Board of Directors and Shareholders
Be Active Brands, Inc.

We have audited the accompanying balance sheet of Be Active Brands, Inc. (the “Company”) as of December 31, 2011, and the related statements of operations, stockholders' deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Friedman LLP

Marlton, New Jersey

December 7, 2012

BE ACTIVE BRANDS, INC.

BALANCE SHEETS

	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$6,452	$59,653
Accounts receivable	36,157	88,793
Inventory	276,644	296,991
Prepaid expenses and other assets	7,297	10,339
Total current assets	326,550	455,776

Property and equipment, net	677	1,132

Total assets	$327,227	$456,908

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities
Notes payable, related parties		$188,001
Accounts payable	$248,363	128,411
Accrued expenses and taxes	57,384	31,638
Note payable	50,000	-
	584,789	347,597
Total current liabilities	940,536	695,647

Mandatory convertible debt	393,663	-

Stockholders' deficiency
Common stock
Class A, 1,000 authorized shares issued and outstanding, at $0.00001 par value	-	-
Class B, 390 shares authorized, 299.6 and 265.6 shares issued and outstanding
at December 31, 2012 and 2011, respectively, at $0.00001 par value	-	-
Additional paid-in capital	1,499,000	1,329,000
Accumulated deficit	(2,505,972)	(1,567,739)
Total stockholders' deficiency	(1,006,972)	(238,739)
Total liabilities and stockholders' deficiency	$327,227	$456,908

BE ACTIVE BRANDS, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2012	2011

Net Sales	$1,028,729	$1,421,954

Cost of Goods	1,123,029	1,506,921
Gross Loss	(94,300)	(84,967)

Operating Expenses
Selling expenses	241,513	717,350
General and administrative	584,299	458,459
Depreciation and amortization expense	455	308
	826,267	1,176,117

Loss from operations before other expenses	(920,567)	(1,261,084)

Other Expenses
Interest expense, net	17,560	6,992
Loss on sale of bonds		6,922
Miscellaneous expense	106	2,496
	17,666	16,410

Loss before provision for income taxes	(938,233)	(1,277,494)

Provision for income taxes	-	-

Net Loss	$(938,233)	$(1,277,494)

BE ACTIVE BRANDS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

YEARS ENDED DECEMBER 31, 2012 AND 2011

	Class A		Class B			Accumulated
	Shares	Amount	Shares	Amount	APIC	Deficit	Total
Balance, December 31, 2010	1,000	$-	45.6	$-	$229,000	$(290,245)	$(61,245)

Issuance of Class B Common Stock	-	-	220.0	-	1,100,000	-	1,100,000

Net loss	-	-	-	-	-	(1,277,494)	(1,277,494)

Balance, December 31, 2011	1,000	$-	265.6	$-	$1,329,000	$(1,567,739)	$(238,739)

Issuance of Class B Common Stock	-	-	34.0	-	170,000	-	170,000

Net loss	-	-	-	-	-	(938,233)	(938,233)

Balance, December 31, 2012	1,000	$-	299.6	$-	$1,499,000	$(2,505,972)	$(1,006,972)

BE ACTIVE BRANDS, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2012	2011
Cash flows from operating activities
Net loss	$(938,233)	$(1,277,494)
Adjustments to reconcile net loss to net cash
(used in) operating activities:
Depreciation and amortization	455	308
Changes in assets and liabilities:
Decrease in accounts receivable	52,636	8,662
Decrease (Increase) in inventory	20,347	(93,055)
Decrease in prepaid expenses	10,542	46,661
Increase in accounts payable and accrued expenses	154,361	59,126
Net cash used in operating activities	(699,892)	(1,255,792)

Cash flows from investing activities
Purchases of property and equipment	-	(668)

Cash flows from financing activities
Proceeds from borrowings / credit line	(188,001)	46,922
Proceeds from mandatory convertible debt	385,000
Costs related to borrowings	(7,500)	-
Note payable, related party	50,000
Increase in due to officers/stockholders	237,192	-
Proceeds from private placement	170,000	1,100,000
Net cash provided by financing activities	646,691	1,146,922

Net decrease in cash
and cash equivalents	(53,201)	(109,538)

Cash and cash equivalents, beginning of year	59,653	169,191
Cash and cash equivalents, end of year	$6,452	$59,653

Supplemental cash flow disclosures
Interest paid	$9,083	$8,627
Income taxes paid	594	3,406

1. ORGANIZATION AND OPERATIONS

Be Active Brands, Inc. (the “Company”) sells frozen yogurt and fudge bars and offers ice creams in various flavors. The Company intends to expand its regional growth to a national level and global presence in sales of premium quality low fat, low calorie, low carbohydrate, vitamin and probiotic enriched frozen yogurt and products under the brand name of Jala.

The Company was incorporated on March 10, 2009 in Delaware, is based in New York, and provides its products through retail stores in New York, New Jersey, Connecticut, Massachusetts, Rhode Island, Maine, Pennsylvania, Ohio and Florida.

On January 9, 2013, the Company was merged into Be Active Holdings, Inc. (f/k/a Super Light, Inc.) a publicly traded, substantially inactive, corporation. (Note 14)

2. GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. As shown in the accompanying financial statements for the years ended December 31, 2012 and 2011, the Company incurred significant net losses and had working capital deficiencies and accumulated deficit. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating expenses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company through equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments

The Company considers the carrying amounts of financial instruments, including cash, accounts receivable, accounts payable and accrued expenses and notes payable to approximate their fair values because of their relatively short maturities.

Accounts Receivable

Accounts receivable consist of amounts due from customers. The Company records a provision for doubtful receivables, if necessary, to allow for any amounts which may be unrecoverable, which is based upon an analysis of the Company’s prior collection experience, customer creditworthiness and current economic trends. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2012 and 2011, there was no allowance for doubtful accounts.

Inventory

Inventory consists primarily of finished goods held for distribution.  Inventory is stated at the lower of cost (first-in, first-out) or market.  In evaluating whether inventory is stated at the lower of cost or market, management considers such factors as the amount of inventory on hand and the distribution channel, the estimated time to sell such inventory, remaining shelf life and the current expected market conditions.  Adjustments to reduce inventory to its net realizable value are charged to cost of goods sold.

Shipping and Handling Costs

The Company classifies shipping and handling costs as part of selling expense.  Shipping and handling costs were $109,775 and $129,015 for the years ended December 31, 2012 and 2011, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method.

Maintenance and repairs are charged to operating expenses as they are incurred. Improvements and betterments, which extend the lives of the assets, are capitalized. The cost and accumulated depreciation of assets retired or otherwise disposed of are removed from the appropriate accounts and any profit or loss on the sale or disposition of such assets is credited or charged to income.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenue is recognized net of discounts, rebates, promotional adjustments, price adjustments and estimated returns and upon transfer of title and risk to the customer which occurs at shipping (F.O.B. terms). Upon shipment, the Company has no further performance obligations.

Share-Based Compensation

The Company recognizes compensation expense for all share-based payment awards made to employees, directors and others based on the estimated fair values on the date of the grant.  Common stock equivalents are valued using the Black-Scholes Option-Pricing Model using the known or equivalent market value of common stock on the date of valuation, an expected dividend yield of zero, the remaining period or maturity date of the common stock equivalent and the expected volatility of common stock.

Income Taxes

The Company provides for income taxes under FASB ASC 740 – Income Taxes, which requires the use of an assets and liabilities approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided when realization of deferred tax assets is not considered likely.

The Company’s policy is to classify income tax assessments, if any, for interest in interest expense and for penalties in general and administrative expenses.

The Company’s income tax returns for the years from 2009 to 2011 are subject to examination by the tax authorities.

Advertising Costs

Advertising costs are expensed as incurred. Total advertising was $26,115 and $158,307 for the years ended December 31, 2012 and 2011, respectively.

4.  INVENTORY

As of December 31, 2012 and 2011, inventory consists of the following:

	2012	2011
Materials	$91,814	$118,546
Finished product	184,830	178,445
Total	$276,644	$296,991

5.  PROPERTY AND EQUIPMENT

As of December 31, 2012 and 2011, property and equipment consists of the following:

	2012	2011
Furniture and Fixtures	$2,276	$2,276
Less: Accumulated depreciation	(1,599)	(1,144)
Balance	$677	$1,132

6. NOTE PAYABLE, RELATED PARTIES

The note payable, related parties at December 31, 2011 results from advances received from two Class A common stockholders who borrowed amounts under a $200,000 bank revolving credit facility, which was guaranteed by the Company and collateralized by the Company’s assets. In November 2012, the $198,000 balance then outstanding under the line of credit was repaid by the Company from additional funds received from the stockholders.  Such funds are included in “due to officers/stockholders” on the balance sheet at December 31, 2012.  The line of credit with the bank was discontinued on December 3, 2012.

7. DUE TO OFFICERS/STOCKHOLDERS

Due to officers/stockholders is comprised of unsecured loans from two current officers/stockholders and two stockholders, one who resigned as an officer subsequent to December 31, 2012 and one who resigned in a prior year.   These loans payable on demand without interest.

8. 10% SECURED CONVERTIBLE PROMISSORY NOTES

On August 12, 2012, the Company entered into a Securities Purchase Agreement to sell up to a maximum of $600,000 of the Company’s 10% Secured Convertible Promissory Notes (“Notes”). The Notes mature one year from issuance with interest of 10% per annum, being accrued on the unpaid principal amount of the Note until paid upon maturity, or earlier prepayment or conversion, as defined. The notes contained a provision requiring mandatory conversion to common stock upon the occurrence of certain events, such as the merger discussed in Note 14.

On January 9, 2013, the Company entered into an Agreement of Merger and Plan of Reorganization (“Merger”) with a publicly traded company (Note 14).  Once the Merger was completed, all outstanding principal and accrued, unpaid interest on the Notes was automatically converted into equity of the public entity. The number of conversion securities issuable upon conversion of the Notes was determined by dividing the outstanding principal amount of the Notes and accrued interest on the conversion date by the conversion price in effect.

8. 10% SECURED CONVERTIBLE PROMISSORY NOTES (Continued)

In August 2012 and November 2012, the Company sold $135,000 and $250,000, respectively, of the 10% Secured Convertible Promissory Notes to investors. Through December 31, 2012 accrued interest on the notes was $8,663. On January 3, 2013, the note holders were notified that the conversion price in connection with the Merger would be $0.19, per unit.

9. CAPITAL STOCK

In January 2011, the Company sold an aggregate of 220 shares of its Class B common stock for    $1,100,000.

In January 2012, the Company sold 20 shares of its Class B common stock for $100,000 ($5,000 per share) and in April 2012 the Company sold 14 shares of its Class B common stock for $70,000 ($5,000, per share).

10. INCOME TAXES

As of December 31, 2012, the Company has filed its income tax returns for the years through December 31, 2011.

As of December 31, 2012, management has evaluated and concluded that there are no significant uncertain tax positions requiring recognition in the Company's financial statements.

As of December 31, 2012, the Company has net operating loss carryforwards of approximately $2,560,000 to reduce future Federal and state taxable income through 2032.

Realization of the Company’s related deferred tax assets of $974,000 at December 31, 2012 was not considered more likely than not and, accordingly, a valuation allowance of $974,000 has been provided. The valuation allowance increased by $374,000 from $600,000 at December 31, 2011 as a result of the current year’s losses.

A reconciliation of income taxes and the statutory rate was as follows:

Federal statutory rate	34%
Effect of state income taxes	4%
Increase in valuation allowance	(38%)
-%

11. CONCENTRATIONS

Credit is granted to most customers.  The Company performs periodic credit evaluations of customers’ financial condition and generally does not require collateral.

Sales to one customer of the Company accounted for approximately 61% and 52% of sales for the years ended December 31, 2012 and 2011, respectively.  Amounts due from this customer represented approximately 22% and 18%, of accounts receivable outstanding as of December 31, 2012 and 2011, respectively.

12. RECONCILIATIONS OF NET SALES

In accordance with FASB ASC 605-50, the Company classifies the following allowances as reductions of sales:

	2012	2011
Gross sales	$1,787,947	$2,571,977
Less:
Sales discounts	26,826	52,075
Credits	5,449	-
Returns and allowances	-	379
Trade spending	676,943	945,569
Slotting fees	50,000	152,000
Net sales	$1,028,729	$1,421,954

13. RELATED PARTY TRANSACTIONS

An officer of the Company is a partner of a public accounting firm providing nonaudit accounting services to the Company.  For the years ended December 31, 2012 and 2011, the Company incurred fees of  $104,246 and $52,000, respectively, to the accounting firm for accounting and tax services.

The Company rented space from a Company that is owned by three officers of the Company. For the years ended December 31, 2012 and 2011, rent paid was $40,334 and $10,500, respectively.

In 2012, one of the Class A common stockholders of the Company paid two vendors a total of $62,437 for outstanding invoices.  This stockholder was repaid $62,437 in January 2013.

As a result of then existing cash shortages, from time to time during the years ended December 31, 2012 and 2011, certain officers advanced from their personal funds amounts due by the Company for outstanding invoices and costs.  Such amounts which were repaid without interest aggregated approximately $28,000 in 2012 and $0 in 2011, exclusive of normal travel and entertainment reimbursements.  In addition, approximately $62,000 due to one officer at December 31, 2012 for payments made to vendors was repaid in January 2013.

14. SUBSEQUENT EVENTS

On January 9, 2013, the Company and Be Active Holdings, Inc. f/k/a Super Light, Inc. (“Holdings”), a publicly traded substantially inactive corporation, and Be Active Acquisition Corp., Holdings’ newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”). Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into the Company, and the Company, as the surviving corporation, became a wholly-owned subsidiary of Holdings. At the closing of the Merger an aggregate of 1,000 shares of the Company’s Class A common stock and 299.6 shares of Class B common stock, issued and outstanding immediately prior to the closing of the Merger were converted into securities of Holdings such that all issued and outstanding shares of the Company’s Class A and Class B common stock were converted into an aggregate of 29,502,750 shares of Holdings’ common stock, $0.0001 par value, per share. Under the terms of the Merger Agreement, holders of the Company’s Class A and Class B common stock were treated equally as it relates to consideration paid in connection with the Merger.

Following the closing of the Merger, Holdings sold an aggregate of 3,852,403 units (“Units”) in a private placement (“Private Placement”).  $419,999.88 of the Units were sold at a per Unit price of $0.23.  Additionally, and included in the foregoing Unit total, an aggregate of $385,000 of the outstanding 10% convertible promissory notes of the Company converted into the Private Placement at a per Unit price of $0.19.  Each Unit consisted of (i) one share of Holdings common stock (or, at the election of any investor who would, as a result of  the purchase of Units, become a beneficial owner of 5% or greater of the outstanding shares of common stock of Holdings’ its Series A Convertible Preferred Stock) and (ii) a three year warrant to purchase shares of common stock equal to 100% of the number of shares of common stock sold in the Private Placement at an exercise price of $0.30 per share.  As of January 9, 2013, no investors in the Private Placement elected to purchase Series A Convertible Preferred Stock and Holdings determined not to file the Series A Convertible Preferred Stock Certificate of Designation with the Secretary of the State of Delaware.  In connection with the Private Placement, Holdings and the investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”) whereby Holdings agreed to register the shares underlying the Units and issuable upon exercise of warrants for resale on a Registration Statement to be filed with the SEC within 60 days of the final closing of the Private Placement and to cause such Registration Statement to be declared effective within 120 days of the filing date.

On May 15, 2013, Holdings filed an amendment to the Registration Rights Agreement extending the filing to within 180 days of the filing date.

Immediately following the closing of the Merger and the Private Placement, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, Holdings transferred all of its pre-Merger assets and liabilities to another wholly-owned subsidiary, Superlight Holdings, Inc., a Delaware corporation (“SplitCo”).  Thereafter, pursuant to a Stock Purchase Agreement, Holdings transferred all of the outstanding capital stock of SplitCo to a former officer and director of Holdings in exchange for the cancellation of an aggregate of 90,304,397 shares of Holdings common stock held by such person (the “Split-Off”), which left 20,851,336 shares of Holdings common stock held by persons who were stockholders of Holdings prior to the Merger and which constitute Holdings’ “public float” prior to the Merger that will

14. SUBSEQUENT EVENTS (Continued)

continue to represent the shares of Holdings’ common stock eligible for resale without further registration by the holders thereof, until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) or the effectiveness of a further registration statement under the Securities Act, permits additional sales of issued shares.

Following the closing of the Merger, the closing of the Private Placement (which includes the exchange of bridge notes) and Holdings’ cancellation of 90,304,397 shares in the Split-Off, there were issued and outstanding (i) 54,257,079 shares of Holdings’ common stock and (ii) warrants to purchase 3,902,993 shares of Holdings’ common stock.   Approximately 54.4% of the issued and outstanding shares of common stock are held by the former stockholders of the Company and approximately 7.2% are held by the investors in the Private Placement.  While for legal purposes the foregoing is treated as the acquisition of the Company by Holdings, for financial reporting purposes the transaction will be treated as the acquisition of Holdings by the Company.

The merger is being accounted for as a reverse-merger and recapitalization with the Company as the acquirer for financial reporting purposes and Holdings as the acquired company.  Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of the Company and will be recorded at the historical cost basis of the Company and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Holdings and the Company, and the historical operations of the Company and Holdings from the closing date of the Merger.

2013 Equity Incentive Plan

Effective January 9, 2013, the Company adopted a Stock Option Plan (“Plan”) to provide an incentive to attract, retain and reward persons performing services, including employees, consultants, directors and other persons determined by the Board, through equity awards. The Plan shall continue in effect until its termination by the Board provided that all awards are granted within ten years, as defined. The Plan is administered by the Board and has 8,550,000 shares of stock issuable under the Plan. Awards terminated or canceled without having been exercised shall again be available for issue.  The exercise price for each option under the Plan shall not be less than the fair market value of a share of stock on the effective date of grant of the option and no option granted to a 10% stockholder shall have an exercise price per share less than 110% of the fair market value of a share of stock on the effective date of grant of the option. Cashless exercise is permitted.

Options under the Plan shall be exercisable at such time or upon such event and subject to such terms and conditions determined by the Board and set out in an award agreement. No option shall be exercisable after ten years from the grant date and no option granted to a 10% stockholder will be excisable after five years from the grant date.

14. SUBSEQUENT EVENTS (Continued)

Commitments

Effective January 9, 2013, Holdings entered into an employment agreement with its chief executive officer for a term of two years, to be automatically renewed for successive one year periods thereafter unless either party provides written notice of intention not to renew the agreement. The agreement provides for a base annual salary of $150,000, paid in periodic installments in accordance with the Company’s regular payroll practices and an annual bonus, subject to clawback provisions, based on reaching certain financial targets as defined. The agreement includes other benefits and grants under the Company’s 2013 Equity Incentive Plan. On March 22, 2013, Holdings’ chief executive officer, resigned from all positions he held with Holdings.

Effective January 9, 2013 Holdings entered into an employment agreement with its chief financial officer for a term of two years, to be automatically renewed for successive one year periods thereafter unless either party provides written notice of intention not to renew the agreement. The agreement provides for a base annual salary of $80,000, paid in periodic installments in accordance with the Company’s regular payroll practices and an annual bonus, subject to clawback provisions, based on reaching certain financial targets as defined. The agreement includes other benefits and grants under the Company’s 2013 Equity Incentive Plan.

Effective January 9, 2013 Holdings entered into an employment agreement with its president for a term of two years, to be automatically renewed for successive one year periods thereafter unless either party provides written notice of intention not to renew the agreement. The agreement provides for a base salary of $150,000, paid in periodic installments in accordance with the Company’s regular payroll practices and an annual bonus, subject to clawback provisions, based on reaching certain financial targets as defined. The agreement includes other benefits and grants under the Company’s 2013 Equity Incentive Plan.

Effective March 1, 2013, Holdings entered into a five year and one month lease for space in Great Neck, New York, with rent at $39,360, per year, subject to certain increases as defined.  The lease agreement requires two months annual rent as a security deposit and the personal guaranty of the President of the Company.

On March 8, 2013, the Board of Directors of Holdings approved the authorization of 150,000,000 shares of Series A Preferred Stock, par value $0.0001, per shares.  Each holder of Series A Preferred Stock is entitled to vote on all matters and the shares are convertible to Holdings common stock in an amount equal to one share of common stock for each one share of Series A Preferred Stock upon notice to the Company, as defined.

On March 15, 2013, Holdings commenced a second private placement, offering a minimum of $1,000,000 of units, each comprised of one share of common stock and warrants to purchase one share of common stock at an exercise price of $0.05, per share, for three years at a purchase price of

14. SUBSEQUENT EVENTS (Continued)

$0.03, per unit. The warrants are subject to registration rights, as defined and cashless exercise is permitted.

Holdings added a Supplement to the Security Purchase Agreement, offering any investor of units who as a result of the purchase becomes a beneficial owner of 5% or more of the outstanding number of common shares, the option to purchase units consisting of one share of the Company’s new Series A Preferred Convertible Stock and a warrant. In addition, Holdings will permit prior investors a reduction from the original offering unit selling price to $0.03, per unit and a reduction in the initial exercise price of the warrant included in the original offering unit to $0.05, per share.

On April 25, 2013, Holdings concluded the second private placement and sold to certain accredited investors an aggregate of 28,333,334 units with gross proceeds to the Company of $850,000.  The sale of Units includes the conversion of certain outstanding amounts for unpaid fees and expenses into Units at the Unit offering price totaling $62,500.

In connection with the Offering, Holdings granted the Investors demand registration rights, commencing 30 days after the closing of the Offering and ending one year after the closing of the Offering, pursuant to which Investors holding at least 50% of the outstanding securities sold in the Offering may request, on 60 days’ notice, the filing of a registration statement with the Securities and Exchange Commission, covering the resale of securities underlying the Units.  Additionally, Holdings granted the Investors “piggy-back” registration rights for a period of 180 days beginning on the closing date of the Offering.

In connection with the sale of the Units, Holdings was required to issue to investors in the January 9, 2013 private placement (the “Prior Investors, and such offering, the “Prior Offering”) additional shares of Common Stock (or, at the election of such Prior Investor who would, as a result of such issuance, become the holder of in excess of 5% of Holding’s issued and outstanding Common Stock, shares of Series A Preferred Stock), in connection with certain anti-dilution protection provided to such Prior Investors under the terms of the Prior Offering.  As a result of the foregoing, in April 2013, Holdings issued an aggregate of an additional (a) 3,789,473 shares of Common Stock (b) 19,191,458 shares of Series A Preferred Stock and (c) warrants to purchase an additional 22,980,931 shares of Common Stock at an exercise price of $0.03 per share (collectively, the “Ratchet Securities”).  Furthermore, the exercise price of the warrants issued in the Prior Offering was reduced to a per share exercise price of $0.03.

In connection with the Offering, management determined that it was in the best interest of its stockholders to issue additional shares of Common Stock to certain of the original investors of the Company (the “original investors”), who, as a result of the reverse merger consummated on January 9, 2013, became shareholders of Holdings.  Accordingly, Holdings issued an aggregate of 23,054,778 shares of Common Stock to certain of original investors, as a result of the significant dilution such stockholders experienced as a result of the Offering (collectively, the “Be Active Securities”).

14. SUBSEQUENT EVENTS (Continued)

Additionally, on April 26, 2013, Holdings authorized three (3) shares of preferred stock, par value $0.0001 per share as Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and issued one share of Series B Preferred Stock to each of Holding’s three senior members of management.  Each share of Series B Preferred Stock is entitled such number of votes on all matters submitted to stockholders that is equal to (i) the product of (a) the number of shares of Series B Preferred Stock held by such holder, (b) the number of issued and outstanding shares of Holdings’ Common Stock (taking into account the effective outstanding voting rights of the Series B Preferred Stock), as of the record date for the vote and (c) 0.13334 less (ii) the number of shares of Common Stock beneficially held by such holder on such date.  Additionally, on the six month anniversary date of issuance of the Series B Preferred Stock, each outstanding share of Series B Preferred Stock shall automatically, and without further action on the part of the holder, convert into such number of fully paid and non-assessable shares of Common Stock as shall cause the holder to own, along with any other securities of Holding’s beneficially owned on the conversion date by them. 13.334% of the issued and outstanding Common Stock, calculated on the conversion date.